Exhibit 99.1

                 X-Rite Reports Third Quarter Results

  Revenue Grows 8.6% and Integration Cost Synergies Remain on Target

    GRAND RAPIDS, Mich.--(BUSINESS WIRE)--Nov. 6, 2007--X-Rite,
Incorporated (NASDAQ:XRIT) today announced its financial results for the third quarter ended September 29, 2007.

    Third Quarter Highlights:

    --  Net sales from continuing operations totaled $55.6 million, an
        8.6 percent increase over Q3 2006

    -- Adjusted operating income totaled $4.9 million, a 40.0 percent increase from the prior year period

    -- Achieved operating cash flows of $3.1 million and debt reduction of $3.9 million

    -- Amazys integration remains significantly ahead of timetable, with cost savings of $19.5 million achieved during the first five quarters of combined operations

    -- Sales backlog and order levels remained strong at the end of September 2007

    -- Announced and subsequently completed the acquisition of Pantone, Inc., the leading provider of color communication solutions and standards

    The Company reported third quarter 2007 net sales from continuing operations of $55.6 million compared with $51.2 million in the year-earlier period. Gross margins were 55.5 percent, up from 40.6 percent in the third quarter of 2006. Operating income totaled $0.4 million and included $4.5 million in acquisition and restructuring related charges related to the Amazys acquisition ("acquisition and restructuring expenses"). The Company reported a net loss from continuing operations of $2.9 million or $0.10 per basic share, versus a net loss of $28.3 million or $0.99 per basic share for the same period in 2006.

    Adjusted operating income, which excludes acquisition and restructuring expenses, was $4.9 million, and reflects a gross margin of 55.6 percent for the third quarter of 2007 versus $3.6 million and a gross margin of 60.4 percent for the same period in 2006. A reconciliation of GAAP earnings from continuing operations to adjusted earnings is included in this release.

    "Overall sales in our core markets are in line with expectations, and the integration of the sales, engineering and general & administrative functions is on track," stated Thomas J. Vacchiano, Jr., Chief Executive Officer of X-Rite. "Our revenue performance in the third quarter was consistent with our targets as we continue to successfully integrate our product lines, develop exciting new products and expand our customer base."

    "Our gross margins were below expectations by approximately 5.0 percent in the third quarter," stated Mary E. Chowning, Chief Financial Officer. "Approximately 2.6 percent of the gross margin decline in the third quarter was related to issues we encountered as we converted our core operating system and conformed operating practices in Europe. This conversion will allow us to standardize operating policies and practices in the operations area and move product production from Europe to the US more efficiently. Additionally, weak performance in our color services business and unfavorable product mix impacted our gross margins by approximately
2.8 percent. However, these items are not expected to impact gross margins significantly in the longer term."

    Year-to-Date Results

    In the first three quarters of 2007, net sales from continuing operations were $174.0 million, versus $107.2 million for the same period of 2006 on a stand-alone basis and $163.0 million after combining 2006 Amazys results with X-Rite on a nine-month pro forma basis. Gross margins were 59.4 percent versus 59.9 percent on a combined pro forma basis. Operating income for the first three quarters of 2007 totaled $12.1 million and included $12.9 million in acquisition and restructuring related charges. The Company reported net income of $7.0 million, or $0.24 per diluted share. The net loss from continuing operations was $0.5 million, or $0.02 per basic share.

    Adjusted operating income, which excludes acquisition and restructuring expenses, was $25.0 million, reflects a gross margin of
59.5 percent for the first nine months of 2007 versus $9.9 million and a gross margin percent of 59.9 on a pro forma basis for the first nine months of 2006. Adjusted net income from continuing operations, which excludes acquisition and restructuring expenses, was $7.8 million, or $0.27 per diluted share.

    The third quarter and year-to-date results included the following charges related to the Amazys acquisition and restructuring expenses:



                           Statement of
                             Operations
      Description              Caption        2007 Q3      2007 YTD
----------------------------------------------------------------------
Product line integration
 related write-offs      Cost of goods sold $0.0 million  $0.1 million
----------------------------------------------------------------------
Amortization of Amazys
 related intangibles     Operating expenses  2.7 million   8.0 million
----------------------------------------------------------------------
Integration and
 restructuring costs     Operating expenses  1.8 million   4.8 million
----------------------------------------------------------------------

----------------------------------------------------------------------
Total pre-tax charges
 related to Amazys
 acquisition                                $4.5 million $12.9 million
----------------------------------------------------------------------


    Outlook

    During fiscal year 2007, the Company expects to realize cost synergies related to the Amazys integration of $14 million to $16 million. This includes the $13.3 million of synergies achieved in the first nine months of 2007. Anticipated cumulative synergies since the closing of the transaction are expected to range from $20 million to $22 million by the end of 2007.

    "Backlog and order levels at the end of the third quarter remain strong and we continue to believe that we are well positioned to capitalize on future growth opportunities," stated Vacchiano. "We are particularly enthusiastic about the Pantone acquisition and our ability to leverage their brand, market position and products to drive our top line going forward. We remain committed to our fiscal 2007 guidance of 4 to 6 percent revenue growth on a combined pro forma basis and expect our full year results, excluding Pantone, to be at or slightly above the high end of the range."

    Pantone Transaction

    On August 23, 2007, the Company announced that it had entered into a definitive agreement to purchase Pantone, Inc. for $180 million in cash. The transaction and refinancing of the Company's current debt was financed through new borrowings. The Pantone acquisition was completed on October 24, 2007 and thus did not affect third quarter performance.

    Conference Call

    The Company will conduct a live audio webcast discussing its third quarter 2007 results on Tuesday, November 6, 2007 at 11:00 a.m. EST. The call will be co-hosted by Thomas J. Vacchiano, Jr., the Company's Chief Executive Officer and Mary E. Chowning, the Company's Chief Financial Officer. To access this webcast, as well as all future webcasts, use the X-Rite corporate website at www.x-rite.com. Select the Investor Relations page and click on the conference call link for the webcast. In addition, an archived version of the webcast conference call will be available on X-Rite's website shortly after the live broadcast.

    About X-Rite

    (NASDAQ:XRIT) X-Rite is the global leader in color-measurement solutions, offering hardware, software and services for the verification and communication of color data. The Company serves a range of industries, including imaging and media, industrial color and appearance, retail color matching, and medical. X-Rite serves customers in more than 100 countries from its offices in Europe, Asia and the Americas.

    EBITDA and Non-GAAP Measures

    In addition to the results reported in accordance with generally accepted accounting standards (GAAP) within this release, X-Rite may reference certain information that is considered a non-GAAP financial measure. Management believes these measures are useful and relevant to management and investors in their analysis of the Company's underlying business and operating performance. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures should not be considered a substitute for any GAAP measures. Additionally, non-GAAP measures as presented by X-Rite may not be comparable to similarly titled measures reported by other companies.

    One specific non-GAAP measure used by X-Rite is "EBITDA", which is defined as earnings before interest, taxes, depreciation and amortization. In addition to disclosing results that are determined under US GAAP, the Company also discloses non-GAAP results of operations that exclude certain expenses and charges that are directly related to the Amazys acquisition and related integration and restructuring. Specific non-GAAP captions on the operations statements include gross profit, operating expenses (selling and marketing expenses, R&D and engineering, general and administrative), operating income from continuing operations, net income from continuing operations and earnings per share information. The excluded expenses and charges primarily include costs and charges resulting from purchase accounting and integration and restructuring activities associated with the July 5, 2006 acquisition of Amazys Holding AG. Management utilizes the line item non-GAAP operations statement for operational planning and decision-making purposes. A reconciliation of GAAP to non-GAAP financial information discussed in this release is contained in the attached exhibits and on the Company's website at xrite.com.

    Forward-Looking Statements and Disclaimer

    This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected in the forward-looking statements, due to a variety of factors, some of which may be beyond the control of the Company. Factors that could cause such differences include the Company's ability to sustain increased sales, improve operations and realize cost savings, competitive and general economic conditions, ability to access into new markets, acceptance of the Company's products and other risks described in the Company's filings with the US Securities & Exchange Commission ("SEC"). The Company undertakes no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or for any other reason.



                  Consolidated Financial Highlights
                (Unaudited - in thousands except EPS)

                                                      (a)       (a)
                        Q3        Q2        Q1        Q4        Q3
                       2007      2007      2007      2006      2006
                     --------- --------- --------- --------- ---------
Net Sales             $55,561   $60,745   $57,717   $60,422   $51,198
Gross Profit           30,858    36,637    35,896    35,115    20,798
Gross Profit Percent     55.5%     60.3%     62.2%     58.1%     40.6%
Selling and
 Marketing             13,961    13,882    14,092    13,030    13,170
R&D and Engineering     8,357     9,692     8,633     6,942     9,691
General and
 Administrative         6,350     5,181     6,378     6,864     7,601
Acquired In-Process
 R&D                        -         -         -         -    11,107
Restructuring             490       868       863     1,803     8,183
Integration             1,257       431       862     1,168     1,008
Operating Income
 (Loss)                   443     6,583     5,068     5,308   (29,962)
Interest Expense       (4,275)   (4,358)   (4,612)   (4,371)   (4,354)
Gain on Sale of
 Investments                -       837         -         -         -
Loss on Derivative
 Instruments                -         -         -         -       (92)
Foreign Currency
 Gain (Loss)             (928)      330       (60)     (739)       (4)
Other Income
 (Expense)                (54)       52       (12)       82       123
Pre-Tax Income
 (Loss)                (4,814)    3,444       384       280   (34,289)
Net Income (Loss)
 From Continuing
 Operations            (2,862)    2,104       217       596   (28,624)
Discontinued
 Operations, Net            -       (36)    7,593       317       364
Net Income (Loss)     $(2,862)   $2,068    $7,810      $913  $(28,260)

Diluted Earnings
 (Loss) Per Share
    Continuing
     Operations        $(0.10)    $0.07     $0.01     $0.02    $(1.00)
    Discontinued
     Operations             -         -      0.26      0.01      0.01
    Net Income
     (Loss)            $(0.10)    $0.07     $0.27     $0.03    $(0.99)

Average Shares
 Outstanding
    Basic              28,953    28,839    28,664    28,541    28,507
    Diluted            28,953    29,265    28,973    28,810    28,507

Cash and Investments  $17,294   $15,639   $11,821   $12,876   $13,840
Accounts Receivable    36,621    39,178    39,478    40,226    33,073
Inventory              35,195    32,178    31,300    30,165    33,173
Other Current Assets   17,897    22,841    23,149    22,208    14,227
Goodwill and Other
 Intangible Assets    255,289   258,287   280,826   282,674   262,640
Other Non-Current
 Assets                97,846    98,993    71,166    74,110    80,134
                     --------- --------- --------- --------- ---------
    Total Assets      460,142   467,116   457,740   462,259   437,087

Current Liabilities    63,659    63,879    55,883    63,065    59,517
Non-Current
 Liabilities          193,927   199,395   203,399   213,584   192,278
                     --------- --------- --------- --------- ---------
    Total
     Liabilities      257,586   263,274   259,282   276,649   251,795

    Shareholders'
     Equity          $202,556  $203,842  $198,458  $185,610  $185,292

Capital Expenditures
 (b)                   $1,672    $1,748    $2,738    $5,691    $5,108
Depreciation and
 Amortization (b)
 (c)                   $5,350    $5,462    $5,461    $5,286    $6,969


International Sales
 (b)                     65.5%     66.8%     66.1%     67.3%     62.2%

(a) Labsphere, Inc. 2006 income statements reclassified to Discontinued Operations.
(b) Excludes Labsphere, Inc.
(c) Excludes amortization of deferred financing costs.




             Consolidated Financial Highlights, continued
                (Unaudited - in thousands except EPS)


                                  Quarter Ended     Nine Months Ended
                               ------------------- -------------------
                                            (a)                 (a)
                               Sept. 29, Sept. 30, Sept. 29, Sept. 30,
                                 2007      2006      2007      2006
                               --------- --------- --------- ---------
Net Sales                       $55,561   $51,198  $174,023  $107,219
Gross Profit                     30,858    20,798   103,391    56,007
Gross Profit Percent               55.5%     40.6%     59.4%     52.2%

Selling and Marketing            13,961    13,170    41,935    30,393
R&D and Engineering               8,357     9,691    26,682    18,338
General and Administrative        6,350     7,601    17,909    16,814
Acquired In-Process R&D               -    11,107         -    11,107
Restructuring                       490     8,183     2,221     8,183
Integration                       1,257     1,008     2,550     2,140
Operating Income (Loss)             443   (29,962)   12,094   (30,968)

Interest Expense                 (4,275)   (4,354)  (13,245)   (4,387)
Gain (Loss) on Sale of
 Investments                          -         -       837        (2)
Gain (Loss) on Derivative
 Instruments                          -       (92)        -     2,083
Foreign Currency Gain (Loss)       (928)       (4)     (658)      399
Other Income (Expense)              (54)      123       (14)      403
Pre-Tax Loss                     (4,814)  (34,289)     (986)  (32,472)
Net Loss From Continuing
 Operations                      (2,862)  (28,624)     (541)  (27,658)
Discontinued Operations, Net          -       364     7,557     1,254
Net Income (Loss)               $(2,862) $(28,260)   $7,016  $(26,404)


Basic & Diluted Earnings
 (Loss) Per Share
   Continuing Operations         $(0.10)   $(1.00)   $(0.02)   $(1.17)
   Discontinued Operations            -      0.01      0.26      0.05
   Net Income (Loss)             $(0.10)   $(0.99)    $0.24    $(1.12)

Average Shares Outstanding
   Basic & Diluted               28,953    28,507    28,819    23,640


(a)Labsphere, Inc. 2006 results reclassified to Discontinued
    Operations.




          U.S. GAAP to Non-GAAP Measure Reconciliations and
   Earnings Before Interest, Taxes, Depreciation and Amortization
                               (EBITDA)
            For the Three Months Ended September 29, 2007
                (Unaudited - in thousands except EPS)

----------------------------------------------------------------------
                                                 Amazys
                                               Acquisition
           Non-GAAP Measures         U.S. GAAP   Related      Non-GAAP
          Used By Management          Measure  Adjustments    Measure
   --------------------------------- --------- -----------    --------

 1.Gross Profit                       $30,858         $25 (a) $30,883
                                     =========                ========
      Gross Profit Percent               55.5%                   55.6%


 2.Operating Expenses:
      Selling and Marketing           $13,961       $(631)(b) $13,330
      R&D and Engineering               8,357      (1,704)(b)   6,653
      General and Administrative        6,350        (323)(b)   6,027
      Restructuring                       490        (490)(c)       -
      Integration                       1,257      (1,257)(d)       -
                                     ---------                --------
                                      $30,415                 $26,010
                                     =========                ========


 3.Operating Income                      $443      $4,430 (e)  $4,873
                                     =========                ========


 4.Net Income (Loss) From Continuing
    Operations                        $(2,862)     $2,880 (f)     $18
                                     =========                ========


 5.Earnings (Loss) From Continuing
    Operations Per Share
         Basic                         $(0.10)                  $0.00
         Diluted                       $(0.10)                  $0.00

      Average Basic Shares
       Outstanding                     28,953                  28,953
      Average Diluted Shares
       Outstanding                     28,953                  28,953

----------------------------------------------------------------------

----------------------------------------------------------------------
                                                 Amazys
            Earnings Before                    Acquisition
     Interest, Taxes, Depreciation   Non-GAAP    Related      Non-GAAP
       and Amortization (EBITDA)      Measure  Adjustments    Measure
   --------------------------------- --------- -----------    --------

   EBITDA (Non-GAAP Measure):
      Net Income (Loss) From
       Continuing Operations (GAAP
       Measure)                       $(2,862)     $2,880         $18
      Interest Expense                  4,275           -       4,275
      Income Taxes                     (1,952)      1,550        (402)
      Depreciation and Amortization     5,350      (2,683)      2,667
                                     --------- -----------    --------
      EBITDA (Non-GAAP Measure)        $4,811      $1,747      $6,558
                                     ========= ===========    ========

----------------------------------------------------------------------

(a)Cost of sales adjustment for end-of-life product charges related to acquisition.
(b)Operating expense adjustments for acquisition-related amortization of intangible assets.
(c)Restructuring charges related to acquisition for severance and severance-related expenses.
(d)Integration expenses related to Amazys acquisition.
(e)Operating income effect of adjustments (a) through (d).
(f)Adjustment (e) after tax using a 35% tax rate.




          U.S. GAAP to Non-GAAP Measure Reconciliations and
   Earnings Before Interest, Taxes, Depreciation and Amortization
                               (EBITDA)
             For the Nine Months Ended September 29, 2007
                (Unaudited - in thousands except EPS)

----------------------------------------------------------------------
                                                Amazys
                                              Acquisition
          Non-GAAP Measures         U.S. GAAP   Related      Non-GAAP
          Used By Management         Measure  Adjustments     Measure
   -------------------------------- --------- -----------    ---------

 1.Gross Profit                     $103,391        $162 (a) $103,553
                                    =========                =========
     Gross Profit Percent               59.4%                    59.5%


 2.Operating Expenses:
     Selling and Marketing           $41,935     $(1,894)(b)  $40,041
     R&D and Engineering              26,682      (5,110)(b)   21,572
     General and Administrative       17,909        (970)(b)   16,939
     Restructuring                     2,221      (2,221)(c)        -
     Integration                       2,550      (2,550)(d)        -
                                    ---------                ---------
                                     $91,297                  $78,552
                                    =========                =========


 3.Operating Income                  $12,094     $12,907 (e)  $25,001
                                    =========                =========


 4.Net Income (Loss) From
    Continuing Operations              $(541)     $8,390 (f)   $7,849
                                    =========                =========


 5.Earnings (Loss) From Continuing
    Operations Per Share
       Basic                          $(0.02)                   $0.27
       Diluted                        $(0.02)                   $0.27

     Average Basic Shares
      Outstanding                     28,819                   28,819
     Average Diluted Shares
      Outstanding                     28,819                   28,819

----------------------------------------------------------------------

----------------------------------------------------------------------
                                                Amazys
           Earnings Before                    Acquisition
    Interest, Taxes, Depreciation   Non-GAAP    Related      Non-GAAP
      and Amortization (EBITDA)      Measure  Adjustments     Measure
   -------------------------------- --------- -----------    ---------

   EBITDA (Non-GAAP Measure):
     Net Income (Loss) From
      Continuing Operations (GAAP
      Measure)                         $(541)     $8,390       $7,849
     Interest Expense                 13,245           -       13,245
     Income Taxes                       (445)      4,517        4,072
     Depreciation and Amortization    16,273      (8,083)       8,190
                                    --------- -----------    ---------
     EBITDA (Non-GAAP Measure)       $28,532      $4,824      $33,356
                                    ========= ===========    =========

----------------------------------------------------------------------

(a)Cost of sales adjustment for end-of-life product charges related to acquisition.
(b)Operating expense adjustments for acquisition-related amortization of intangible assets.
(c)Restructuring charges related to acquisition for severance and severance-related expenses.
(d)Integration expenses related to Amazys acquisition.
(e)Operating income effect of adjustments (a) through (d).
(f)Adjustment (e) after tax using a 35% tax rate.

    CONTACT: X-Rite, Incorporated
             Mary E. Chowning, CFO, 616-803-2777
             mchowning@xrite.com